EXHIBIT 99.1

TRAVERE THERAPEUTICS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

On August 31, 2023 (the “Closing Date”), Travere Therapeutics, Inc., (“Travere” or the “Company”) completed the sale of substantially all of the assets that are primarily related to the Company’s business of development, manufacture (including synthesis, formulation, finishing or packaging) and commercialization of Chenodal and Cholbam (the “Disposal Transaction”) to Mirum Pharmaceuticals, Inc. (“Mirum”). The transaction was pursuant to the Asset Purchase Agreement (the “Purchase Agreement”) previously announced by the Company in a Current Report on Form 8-K filed on July 17, 2023. Mirum agreed to pay an aggregate purchase price, subject to certain adjustments pursuant to the terms of the Asset Purchase Agreement, of up to $445.0 million in cash, with $210.0 million in cash paid at closing and up to $235.0 million after closing, upon the achievement of certain milestones based on specified amounts of annual net sales (tiered from $125.0 million to $500.0 million) (the “Milestone Events”).

The following unaudited pro forma consolidated financial statements were derived from the historical consolidated financial statements of Travere, which were prepared in accordance with generally accepted accounting principles in the United States of America ("GAAP"). The unaudited pro forma consolidated financial statements were prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma consolidated financial statements were prepared for illustrative and informational purposes only and are not intended to represent what our results of operations or financial position would have been had the transaction occurred on the dates indicated. The unaudited pro forma consolidated financial statements also should not be considered indicative of our future results of operations or financial position. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The unaudited pro forma consolidated financial statements as of and for the six months ended June 30, 2023 have been derived from the historical unaudited consolidated financial statements of Travere, included in Travere’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023 filed with the Securities and Exchange Commission (“SEC”) on August 3, 2023. The unaudited pro forma consolidated financial statements for the years ended December 31, 2022, 2021, and 2020 have been derived from the historical audited consolidated financial statements of Travere, included in Travere’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 23, 2023. The unaudited pro forma consolidated financial statements and accompanying notes should be read in conjunction with Travere’s historical consolidated financial statements and accompanying notes.

The unaudited pro forma consolidated statements of operations for the six months ended June 30, 2023 and for the years ended December 31, 2022, 2021 and 2020 reflect pro forma results of Travere’s operations as if the Disposal Transaction had occurred on January 1, 2020. The unaudited pro forma consolidated balance sheet as of June 30, 2023 gives effect to the Disposal Transaction as if it had occurred on that date. The adjustments in the “Other Separation Adjustments” column in the unaudited pro forma consolidated statements of operations give effect to the Disposal Transaction as if it occurred as of January 1, 2022.

On July 16, 2023, Travere entered into an agreement to sell substantially all of the assets related to the Disposal Transactions to Mirum. Beginning in the third quarter of 2023, the ASC 205-20 criteria for discontinued operations was met, and the Company will present the Disposal Transaction as a discontinued operation in its future Quarterly Report on Form 10-Q and in its Annual Report on Form 10-K. The Company believes that the adjustments included within the Discontinued Operations column of the unaudited pro forma consolidated financial statements are consistent with the guidance for discontinued operations under GAAP. Travere's current estimates on a discontinued operations basis are subject to change as the Company finalizes discontinued operations accounting to be reported in the Quarterly Report on Form 10-Q for the three and nine months ending September 30, 2023 and the Annual Report on Form 10-K for the year ending December 31, 2023.

Article 11 of Regulation S-X requires that pro forma financial information include the following pro forma adjustments to the historical financial statements of the registrant as follows:

•Transaction Accounting Adjustments:
◦Adjustments that reflect only the application of required accounting to the acquisition, disposition, or other transaction.
•Autonomous Entity Adjustments:
◦Adjustments that are necessary to reflect the operations and financial position of the registrant as an autonomous entity when the registrant was previously part of another entity.

In addition, Regulation S-X permits registrants to reflect adjustments that depict synergies or dis-synergies of the acquisitions and dispositions for which pro forma effect is being given in the disclosures as management adjustments.

The following unaudited pro forma consolidated statements of operations and unaudited pro forma consolidated balance sheet give rise to the following transactions:

•Discontinued Operations:
◦The historical financial results directly attributable to the transaction in accordance with Financial Accounting Standards Board Accounting Standards Codification 205, “Presentation of Financial Statements” (“ASC 205”).
•Other Separation Adjustments:
◦The receipt of cash consideration for the Disposal Transaction of approximately $210.0 million in cash paid at closing and up to $235.0 million after closing, upon the achievement of certain milestones based on specified amounts of annual net sales (tiered from $125.0 million to $500.0 million).

◦Contractual arrangements including a transition services agreement (“TSA Agreement” or the “TSA”) for a time period not expected to exceed 12 months.

The unaudited pro forma financial statements do not contain any autonomous entity adjustments or potential synergies or dis-synergies that may occur in connection with the divestiture.

TRAVERE THERAPEUTICS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
As of June 30, 2023
(in thousands, except par value and share amounts)

		Pro Forma Transaction Accounting Adjustments
	Historical Travere	Less: Discontinued Operations (a)	Notes	Travere Continuing Operations	Add: Other Separation Adjustments	Notes	Pro Forma Travere Continuing Operations
Assets
Current assets:
Cash and cash equivalents	$70,874	$—		$70,874	$206,174	(b)	$277,048
Marketable debt securities, at fair value	420,463	—		420,463	—		420,463
Accounts receivable, net	20,397	—		20,397	—		20,397
Inventory, net	18,765	(2,552)		16,213	—		16,213
Prepaid expenses and other current assets	11,556	(197)		11,359	—		11,359
Total current assets	542,055	(2,749)		539,306	206,174		745,480
Property and equipment, net	8,570	—		8,570	—		8,570
Operating lease right of use assets	19,559	—		19,559	—		19,559
Intangible assets, net	154,456	(42,070)		112,386	—		112,386
Other assets	11,789	(308)		11,481	—		11,481
Total assets	$736,429	$(45,127)		$691,302	$206,174		$897,476
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$19,915	$—		$19,915	$—		$19,915
Accrued expenses	88,749	—		88,749	2,470	(c)	91,219
Deferred revenue, current portion	10,244	—		10,244	—		10,244
Business combination-related contingent consideration, current portion	6,900	(6,900)		—	—		—
Operating lease liabilities, current portion	4,663	—		4,663	—		4,663
Other current liabilities	5,240	—		5,240	1,098	(d)	6,338
Total current liabilities	135,711	(6,900)		128,811	3,568		132,379
Convertible debt	376,403	—		376,403	—		376,403
Deferred revenue, less current portion	6,788	—		6,788	—		6,788
Business combination-related contingent consideration, less current portion	67,200	(67,200)		—	—		—
Operating lease liabilities, less current portion	25,106	—		25,106	—		25,106
Other non-current liabilities	8,736	—		8,736	—		8,736
Total liabilities	619,944	(74,100)		545,844	3,568		549,412
Commitments and Contingencies
Stockholders' Equity:
Preferred stock $0.0001 par value; 20,000,000 shares authorized; no shares issued and outstanding as of June 30, 2023	—	—		—	—		—
Common stock $0.0001 par value; 200,000,000 shares authorized; 74,971,807 issued and outstanding as of June 30, 2023	7	—		7	—		7
Additional paid-in capital	1,306,517	—		1,306,517	—		1,306,517
Accumulated deficit	(1,186,184)	28,973	(e)	(1,157,211)	202,606	(h)	(954,605)
Accumulated other comprehensive loss	(3,855)	—		(3,855)	—		(3,855)
Total stockholders' equity	116,485	28,973		145,458	202,606		348,064
Total liabilities and stockholders' equity	$736,429	$(45,127)		$691,302	$206,174		$897,476
See accompanying notes to unaudited pro forma consolidated financial statements.

TRAVERE THERAPEUTICS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
Six Months Ended June 30, 2023
(in thousands, except share and per share amounts)

		Pro Forma Transaction Accounting Adjustments
	Historical Travere	Less: Discontinued Operations (a)	Notes	Travere Continuing Operations	Add: Other Separation Adjustments	Notes	Pro Forma Travere Continuing Operations
Net product sales	$107,295	$(53,606)		$53,689	$—		$53,689
License and collaboration revenue	9,395	—		9,395	—		9,395
Total revenue	116,690	(53,606)		63,084	—		63,084
Operating expenses:
Cost of goods sold	7,115	(1,518)		5,597	—		5,597
Research and development	129,324	(4,649)		124,675	—		124,675
Selling, general and administrative	146,282	(12,043)		134,239	—		134,239
Change in fair value of contingent consideration	8,596	(8,596)		—	—		—
Total operating expenses	291,317	(26,806)		264,511	—		264,511
Operating loss	(174,627)	(26,800)		(201,427)	—		(201,427)
Other income (expenses), net:
Interest income	8,774	—		8,774	—		8,774
Interest expense	(5,851)	159		(5,692)	—		(5,692)
Other expense, net	(114)	—		(114)	—		(114)
Total other income, net	2,809	159		2,968	—		2,968
Loss before income tax provision	(171,818)	(26,641)		(198,459)	—		(198,459)
Income tax provision	(143)	—	(g)	(143)	—	(g)	(143)
Net loss from continuing operations	$(171,961)	$(26,641)		$(198,602)	$—		$(198,602)

Basic and diluted net loss from continuing operations per common share	$(2.38)			$(2.75)			$(2.75)
Basic and diluted weighted average common shares outstanding	72,109,573			72,109,573			72,109,573
See accompanying notes to unaudited pro forma consolidated financial statements.

TRAVERE THERAPEUTICS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2022
(in thousands, except share and per share amounts)

		Pro Forma Transaction Accounting Adjustments
	Historical Travere	Less: Discontinued Operations (a)	Notes	Travere Continuing Operations	Add: Other Separation Adjustments	Notes	Pro Forma Travere Continuing Operations
Net product sales	$200,528	$(102,558)		$97,970	$—		$97,970
License and collaboration revenue	11,490	—		11,490	—		11,490
Total revenue	212,018	(102,558)		109,460	—		109,460
Operating expenses:
Cost of goods sold	7,592	(3,172)		4,420	—		4,420
Research and development	235,780	(8,364)		227,416	—		227,416
Selling, general and administrative	220,206	(22,559)		197,647	—		197,647
Change in fair value of contingent consideration	15,006	(15,006)		—	—		—
Total operating expenses	478,584	(49,101)		429,483	—		429,483
Operating loss	(266,566)	(53,457)		(320,023)	—		(320,023)
Other income (expenses), net:
Interest income	6,276	—		6,276	—		6,276
Interest expense	(11,275)	261		(11,014)	—		(11,014)
Other income, net	974	—		974	1,920	(f)	2,894
Loss on extinguishment of debt	(7,578)	—		(7,578)	—		(7,578)
Total other expense, net	(11,603)	261		(11,342)	1,920		(9,422)
Loss before income tax provision	(278,169)	(53,196)		(331,365)	1,920		(329,445)
Income tax provision	(313)	—	(g)	(313)	—	(g)	(313)
Net loss from continuing operations	$(278,482)	$(53,196)		$(331,678)	$1,920		$(329,758)

Basic and diluted net loss from continuing operations per common share	$(4.37)			$(5.20)			$(5.17)
Basic and diluted weighted average common shares outstanding	63,758,515			63,758,515			63,758,515
See accompanying notes to unaudited pro forma consolidated financial statements.

TRAVERE THERAPEUTICS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2021
(in thousands, except share and per share amounts)

		Pro Forma Transaction Accounting Adjustments
	Historical Travere	Less: Discontinued Operations (a)	Notes	Travere Continuing Operations	Add: Other Separation Adjustments	Notes	Pro Forma Travere Continuing Operations
Net product sales	$210,776	$(95,654)		$115,122	$—		$115,122
License and collaboration revenue	16,714	—		16,714	—		16,714
Total revenue	227,490	(95,654)		131,836	—		131,836
Operating expenses:
Cost of goods sold	6,784	(2,966)		3,818	—		3,818
Research and development	210,328	(9,093)		201,235	—		201,235
Selling, general and administrative	149,883	(22,279)		127,604	—		127,604
Change in fair value of contingent consideration	22,260	(22,260)		—	—		—
Total operating expenses	389,255	(56,598)		332,657	—		332,657
Operating loss	(161,765)	(39,056)		(200,821)	—		(200,821)
Other income (expenses), net:
Interest income	1,993	—		1,993	—		1,993
Interest expense	(20,141)	459		(19,682)	—		(19,682)
Other income, net	231	—		231	—		231
Total other expense, net	(17,917)	459		(17,458)	—		(17,458)
Loss before income tax provision	(179,682)	(38,597)		(218,279)	—		(218,279)
Income tax provision	(409)	—	(g)	(409)	—	(g)	(409)
Net loss from continuing operations	$(180,091)	$(38,597)		$(218,688)	$—		$(218,688)

Basic and diluted net loss from continuing operations per common share	$(3.01)			$(3.66)			$(3.66)
Basic and diluted weighted average common shares outstanding	59,832,287			59,832,287			59,832,287
See accompanying notes to unaudited pro forma consolidated financial statements.

TRAVERE THERAPEUTICS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2020
(in thousands, except share and per share amounts)

		Pro Forma Transaction Accounting Adjustments
	Historical Travere	Less: Discontinued Operations (a)	Notes	Travere Continuing Operations	Add: Other Separation Adjustments	Notes	Pro Forma Travere Continuing Operations
Net product sales	$198,321	$(89,438)		$108,883	$—		$108,883
Total revenue	198,321	(89,438)		108,883	—		108,883
Operating expenses:
Cost of goods sold	6,126	(3,054)		3,072	—		3,072
Research and development	131,773	(7,564)		124,209	—		124,209
Selling, general and administrative	135,799	(22,586)		113,213	—		113,213
Change in fair value of contingent consideration	3,655	(3,655)		—	—		—
Acquired IPR&D expense	97,131	—		97,131	—		97,131
Total operating expenses	374,484	(36,859)		337,625	—		337,625
Operating loss	(176,163)	(52,579)		(228,742)	—		(228,742)
Other income (expenses), net:
Interest income	5,003	—		5,003	—		5,003
Interest expense	(19,050)	380		(18,670)	—		(18,670)
Other income, net	1,420	—		1,420	—		1,420
Total other expense, net	(12,627)	380		(12,247)	—		(12,247)
Loss before income tax provision	(188,790)	(52,199)		(240,989)	—		(240,989)
Income tax benefit	19,359	—	(g)	19,359	—	(g)	19,359
Net loss from continuing operations	$(169,431)	$(52,199)		$(221,630)	$—		$(221,630)

Basic and diluted net loss from continuing operations per common share	$(3.56)			$(4.66)			$(4.66)
Basic and diluted weighted average common shares outstanding	47,539,631			47,539,631			47,539,631
See accompanying notes to unaudited pro forma consolidated financial statements.

TRAVERE THERAPEUTICS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.  BASIS OF PRESENTATION

The historical financial information as of and for the six months ended June 30, 2023 has been derived from and should be read in conjunction with the historical unaudited consolidated financial statements of Travere, included in Travere’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023 and the assumptions outlined in Note 2 below. The historical financial information for the years ended December 31, 2022, 2021, and 2020 has been derived from and should be read in conjunction with the historical audited consolidated financial statements of Travere, included in Travere’s Annual Report on Form 10-K for the years ended December 31, 2022, 2021, and 2020 and the assumptions outlined in Note 2 below.

NOTE 2.  PRO FORMA ADJUSTMENTS AND ASSUMPTIONS

The following adjustments have been reflected in the unaudited pro forma consolidated financial statements:

(a)    The Discontinued Operations column in the unaudited pro forma consolidated financial statements represents the historical financial results directly attributable to the Disposal Transaction in accordance with Financial Accounting Standards Board Accounting Standards Codification 205, "Presentation of Financial Statements" ("ASC 205").

(b)    The unaudited pro forma consolidated balance sheet reflects a net cash adjustment equal to $206.2 million which is comprised of (1) $210.0 million cash proceeds at close and (2) $0.4 million cash proceeds for reimbursement from Mirum of prepaid regulatory and research and development fees, less (3) $4.2 million of investment banker fees owed by the Company upon close. Cash proceeds include up to $445.0 million in cash, with $210.0 million paid at closing and up to $235.0 million after closing, upon the achievement of the Milestone Events. None of the contingent consideration has been recorded in the unaudited pro forma consolidated financial statements. The Company will defer recognition of the contingency under ASC 450-30 Gain Contingencies until the Milestone Events are achieved, when all contingencies are resolved and the gain is realized or realizable.

(c)    Total transaction costs, excluding investment banker fees, were estimated to be $3.4 million which is comprised of (1) $0.9 million of costs incurred for the six months ended June 30, 2023 captured in Selling, general, and administrative expenses and (2) $2.5 million of unaccrued costs recorded as an accrual in the unaudited pro forma consolidated balance sheet. These costs consist of accounting, financial, and legal advisory fees. No transaction costs were incurred for the years ended December 31, 2022, 2021, or 2020.

(d)    The taxes payable adjustment has been made to the unaudited pro forma consolidated balance sheet for the expected income tax payable due as a result of the gain on disposition. The current tax payable on the gain is reduced by losses incurred in the current year, net operating loss carryforwards, and tax credit carryforwards. The Company's deferred tax asset and liability position has not changed because a valuation allowance fully offsets the deferred tax assets both before and after considering the attributes utilized as a result of the gain on disposition. The estimated tax impact is subject to change and the actual impact could differ from the results reflected herein.

(e)    Reflects the estimated gain on disposal of approximately $235.1 million, which is reflected as the difference between the sales price and the historical carrying value of the disposal group as of June 30, 2023. The actual amount will be based on balances as of closing and may differ from the information presented. The gain is calculated based on the following:

Amount (in millions)
Cash proceeds received from Mirum upon closing (b)	$210.0
Add: Reimbursement of prepaid fees from Mirum (b)	0.4
Less: Carrying value of net liabilities (a)	28.9
Less: Investment banker fees owed upon closing (b)	(4.2)
Expected net gain on the Disposal Transaction	$235.1

(f)    In connection with the Disposal Transaction, the Company entered into the TSA pursuant to which the Company will provide certain services to Mirum with respect to Mirum’s use and operation of the assets purchased for a transitional period. The pro forma adjustment reflects income that can be reasonably estimated as of the filing date and is in the amount of $1.9 million for the year ended December 31, 2022. TSA services provided by the Company are not anticipated to last beyond 12 months post-close.

(g)    No income tax adjustment has been made to the unaudited pro forma consolidated statement of operations based on the Company’s historical losses on which no benefit was recorded.

(h)    The adjustment made to Accumulated deficit in the unaudited pro forma consolidated balance sheet consists of the following adjustments:

Amount (in millions)
Cash proceeds received from Mirum upon closing (b)	$210.0
Add: Reimbursement of prepaid fees from Mirum (b)	0.4
Less: Estimated transaction costs to be incurred (c)	(2.5)
Less: Investment banker fees owed upon closing (b)	(4.2)
Less: Estimated income tax payable (d)	(1.1)
Pro forma adjustment to Accumulated deficit	$202.6